UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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FRP HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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200 W. Forsyth Street, 7th Floor
Jacksonville, FL 32202

March 13, 2020

Dear Shareholder:

You are cordially invited to attend the annual meeting of the shareholders of FRP Holdings, Inc. (“FRP”) to be held on May 6, 2020 at 11:00 a.m., local time, at The River Club, Ortega Room, on the 34th floor of the Wells Fargo Building, One Independent Drive, Jacksonville, Florida 32202.

We are soliciting proxies for use at the annual meeting of FRP’s shareholders to consider and vote upon proposals to (i) elect the six director nominees listed in the proxy statement for a one-year term (the “Director Election Proposal”), (ii) ratify the audit committee’s selection of the independent auditor (the “Auditor Proposal”), and (iii) approve, on an advisory basis, the executive compensation of our named executive officers (the “Compensation Proposal”). Our board of directors recommends that you vote “FOR” each of the foregoing proposals.

Your vote is very important. The approval, on a non-binding, advisory basis, of the Auditor Proposal and the Compensation Proposal each requires approval by a majority of FRP common stock votes cast on the matter at the annual meeting. The outcome of the Director Election Proposal will be determined by a plurality of the votes cast at the annual meeting. Whether or not you plan to attend the annual meeting, please vote your shares by signing and returning the enclosed proxy card as soon as possible to make sure that your shares of FRP common stock are represented at the annual meeting. If you hold your shares in “street name” you should instruct your broker how to vote in accordance with your voting instruction card.

The accompanying proxy statement provides you with detailed and important information about the annual meeting and the other business to be considered by FRP’s shareholders. We encourage you to read the entire proxy statement carefully. You may also obtain more information about FRP from documents we have filed with the U.S. Securities and Exchange Commission.

On behalf of your board of directors, we thank you for your continued support.

Very truly yours,

John D. Baker, II
Executive Chairman

This proxy statement is dated March 13, 2020 and is first being mailed to shareholders on or about March 20, 2020.

200 W. Forsyth Street, 7th Floor
Jacksonville, FL 32202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 6, 2020

The annual meeting of the shareholders of FRP Holdings, Inc. (“FRP”) will be held on May 6, 2020 at 11:00 a.m., local time, , at The River Club, Ortega Room, on the 34th floor of the Wells Fargo Building, One Independent Drive, Jacksonville, Florida 32202., for the following purposes:

1.	To elect the six director nominees listed in the accompanying proxy statement for a one-year term (the “Director Election Proposal”);

2.	To ratify the audit committee’s selection of the Company’s independent registered public accounting firm (the “Auditor Proposal”); and

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers (the “Compensation Proposal”).

The board of directors of FRP recommends that you vote “FOR” the election of the six nominees listed in the Director Election Proposal, “FOR” the Auditor Proposal, and “FOR” the Compensation Proposal. We urge you to read this material carefully.

Our board of directors has fixed the close of business on March 11, 2020 as the record date for the determination of shareholders entitled to notice and to vote at the annual meeting or any postponement or adjournment thereof. Only holders of record of shares of FRP common stock at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting and any postponements or adjournments thereof. At the close of business on the record date, FRP had 9,821,435 shares of common stock outstanding and entitled to vote.

The ratification of the Auditor Proposal and the approval, on a non-binding, advisory basis, of the Compensation Proposal each require approval of a majority of the votes cast at the annual meeting. The outcome of the Director Election Proposal will be determined by a plurality of the votes cast at the annual meeting.

Whether you own few shares or many shares and whether you plan to attend in person or not, it is important that your shares be voted on matters that come before the annual meeting. If you do not attend the meeting and vote in person, you may authorize a proxy to vote by marking your votes on the proxy card, signing and dating it, and mailing it in the envelope provided. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the directors’ recommendations. Any proxy given by a shareholder may be revoked by the shareholder at any time prior to the voting of the proxy, by delivering a written notice of revocation to our Secretary, by executing and delivering a later-dated proxy or by attending the annual meeting and voting in person. Your prompt cooperation will be greatly appreciated. Everyone attending the annual meeting may be required to present valid picture identification, such as a driver’s license or passport, as more fully described elsewhere in this proxy statement.

Your vote is very important. This proxy statement provides you with detailed information about the Proposals. We encourage you to read the accompanying proxy statement carefully and in its entirety and to submit a proxy or voting instructions so that your shares will be represented and voted even if you do not attend the annual meeting. If you have questions about the foregoing proposals or would like additional copies of the proxy statement, please contact: FRP Holdings, Inc., Attention: John D. Milton, Jr., Corporate Secretary, 200 W. Forsyth Street, 7th Floor, Jacksonville, FL 32202 (telephone: (904) 858-9100).

All FRP shareholders are cordially invited to attend the annual meeting in person.

By Order of the Board of Directors,

John D. Milton, Jr.
Executive Vice President and Secretary
March 13, 2020

IMPORTANT: If you hold shares of FRP common stock through an account with a broker, dealer, bank or other nominee please follow the instructions you receive from them to vote your shares.

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PROXY STATEMENT

INTRODUCTION

The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the board of directors (which we refer to in this proxy statement as the “FRP Board”) of FRP Holdings, Inc. (which we refer to in this proxy statement as “FRP” or the “Company”) for use at the annual meeting of our shareholders and at any adjournment or postponement thereof. References in this proxy statement to “we,” “us,” “our” or like terms also refer to FRP. This proxy statement is dated March 13, 2020 and is first being mailed to shareholders on or about March 20, 2020.

SUMMARY

This summary highlights selected information from this proxy statement. It may not contain all of the information that is important to you with respect to the matters described in this proxy statement. We urge you to carefully read this proxy statement, as well as the documents attached hereto, referred to or incorporated by reference into this proxy statement, to fully understand the Proposals. For a list of documents incorporated by reference into this proxy statement, see the section entitled “Where You Can Find Additional Information” beginning on page 32.

The Annual Meeting (See page 8)

The annual meeting will be held on May 6, 2020 at 11:00 a.m., local time, at The River Club, Ortega Room, on the 34th floor of the Wells Fargo Building, One Independent Drive, Jacksonville, Florida 32202.

At the annual meeting, holders of FRP common stock as of the record date will be asked to consider and vote upon:

●	the proposal to approve to elect the six director nominees listed in the accompanying proxy statement for a one-year term (the “Director Election Proposal”);

●	the proposal to ratify the audit committee’s selection of the Company’s independent registered public accounting firm (the “Auditor Proposal”); and

●	the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers (the “Compensation Proposal”).

Required Vote (See page 8)

The Director Election Proposal: Each director must be elected by a plurality of the votes cast, meaning a director nominee who received the highest number of affirmative votes cast is elected. Any shares not voted (whether by abstention, withholding authority, or broker non-vote) will have no effect on the Director Election Proposal.

The Auditor Proposal: This proposal requires the approval by a majority of the votes cast on the matter at the annual meeting. Any shares not voted (whether by abstention or withholding authority) will have no effect on the Auditor Proposal.

The Compensation Proposal: This proposal requires the approval by a majority of the votes cast on the matter at the annual meeting. Any shares not voted (whether by abstention, withholding authority, or broker non-vote) will have no effect on the Compensation Proposal.

The Director Election Proposal, the Auditor Proposal and the Compensation Proposal are collectively referred to herein as the “Proposals”.

Brokers who hold shares in “street name” for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approval of non-routine matters, absent specific instructions from the beneficial owner of such shares, brokers will not vote those shares. This is referred to as a “broker non-vote”. Broker non-votes will be considered as “present” for purposes of determining a quorum, but will have no effect on the Proposals.

Record Date (See page 8)

The record date for the determination of holders of FRP common stock entitled to notice of and to vote at the annual meeting, or any adjournment or postponement of the annual meeting, is the close of business on March 11, 2020. Holders of FRP common stock as of the close of business on the record date are entitled to notice of, and to vote at, the annual meeting and any postponements or adjournments of the annual meeting. At the close of business on the record date, FRP had 9,821,435 shares of common stock outstanding and entitled to vote.

Quorum (See page 8)

Holders of a majority of shares of FRP common stock entitled to vote at the annual meeting must be present at the annual meeting, in person or by proxy, to constitute a quorum, which is necessary to conduct the annual meeting. Your shares will be counted toward the quorum if you submit a properly executed proxy or vote at the annual meeting. In addition, abstentions and broker non-votes will be treated as “present” for the purpose of determining the presence of a quorum for the transaction of business at the annual meeting. If a quorum is not present at the annual meeting, FRP expects that the annual meeting will be adjourned to a later date.

Recommendation of FRP’s Board of Directors

The FRP Board recommends that you vote “FOR” the Director Election Proposal, “FOR” the Auditor Proposal and “FOR” the Compensation Proposal.

Change in Fiscal Year

Effective January 1, 2017, the Company changed its fiscal year to January 1 through December 31. Prior to such date, the Company’s fiscal year commenced on October 1 and ended September 30. As a result, the certain matters discussed in this Proxy Statement relate to the 15-month period ending December 31, 2017. Throughout this Proxy Statement, we refer to the period commencing January 1, 2017 and ending December 31, 2017 as “fiscal year 2017”.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The following are some questions that you, as a shareholder of FRP, may have regarding the annual meeting, together with brief answers to those questions. FRP urges you to read carefully the remainder of this proxy statement and other documents referred to or incorporated by reference in this proxy statement, because the information in this section may not provide all of the information that might be important to you with respect to the annual meeting.

The Annual Meeting

Q.	When and where will the annual meeting take place?

A.

The annual meeting of FRP shareholders will be held on May 6, 2020 at 11:00 a.m., local time, at The River Club, Ortega Room, on the 34th floor of the Wells Fargo Building, One Independent Drive, Jacksonville, Florida 32202.

Q.	What is the purpose of the annual meeting and what will I be voting on at the annual meeting?

A.	The purpose of the annual meeting is to consider and vote on three proposals:

The Director Election Proposal: The FRP Board has determined that it is in the best interests of FRP shareholders to elect John D. Baker II, Charles E. Commander III, H. W. Shad III, Martin E. Stein, Jr., William H. Walton III and Margaret Wetherbee to serve as directors of the Company until the next annual meeting of shareholders and until their successors are duly elected and qualified.

The Auditor Proposal: The FRP Board has determined that it is in the best interests of FRP and its shareholders for the shareholders to ratify the audit committee’s selection of Hancock Askew & Co., LLP to serve as FRP’s independent auditor for fiscal year 2020.

The Compensation Proposal: The FRP Board has determined that it is in the best interests of FRP shareholders to approve, on a non-binding, advisory basis, the compensation awarded to our named executive officers for the fiscal year ended December 31, 2019.

FRP does not expect to transact any other business at the annual meeting or any adjournment or postponement thereof.

Voting at the Annual Meeting

Q.	Who can attend and vote at the annual meeting?

A.

The record date for the determination of holders of our common stock entitled to notice of and to vote at the annual meeting, or any adjournment or postponement of the annual meeting, is the close of business on March 11, 2020. Holders of FRP common stock as of the close of business on the record date are entitled to notice of, and to vote at, the annual meeting. At the close of business on the record date, there were 9,821,435 shares of FRP common stock issued and outstanding.

Q.	How many votes do I have?

A.	Each share of FRP common stock is entitled to one vote on all matters that come before the annual meeting or any postponement or adjournment thereof.

Q.	How does the FRP Board recommend that FRP shareholders vote with respect to each of the proposals?

A:

The FRP Board recommends that the FRP shareholders vote “FOR” each of the nominees listed in the Director Election Proposal, “FOR” the Auditor Proposal and “FOR” the Compensation Proposal. Information about each of the Proposals is included in the accompanying proxy statement.

Q:	What vote is required to approve each proposal?

A.

The Director Election Proposal: Each director must be elected by a plurality of the votes cast, meaning a director nominee who received the highest number of affirmative votes cast is elected. Any shares not voted (whether by abstention, withholding authority, or broker non-vote) will have no effect on the Director Election Proposal.

The Auditor Proposal: This proposal requires the approval by a majority of the votes cast on the matter at the annual meeting. Any shares not voted (whether by abstention or withholding authority) will have no effect on the Auditor Proposal.

The Compensation Proposal: This proposal requires the approval by a majority of the votes cast on the matter at the annual meeting. Any shares not voted (whether by abstention, withholding authority, or broker non-vote) will have no effect on the Compensation Proposal.

As of the record date, the FRP directors and executive officers own or control 19.6% of FRP’s outstanding shares of common stock and intend to vote such shares “FOR” each of the Proposals.

Q:	What do I need to do now and how do I vote?

A:	FRP urges you to read this proxy statement carefully, including its annexes, and to consider how the actions contemplated by each of the Proposals may affect you.

If your shares of FRP common stock are registered directly in your name with FRP’s transfer agent, you are considered, with respect to those shares, to be the “shareholder of record,” and the proxy materials and proxy card are being sent directly to you by FRP.

As a shareholder of record, you may vote your shares at the annual meeting:

●

In Person. You may vote your shares in person at the annual meeting (if you satisfy the admission requirements, as described below). Even if you plan to attend the annual meeting in person, we encourage you to vote in advance by mail so that your vote will be counted in the event you later decide not to attend the annual meeting.

●

By Mail. You may authorize a proxy to vote your shares by completing, signing, dating and promptly returning the proxy card in the postage-paid return envelope provided with the proxy materials for receipt prior to the annual meeting.

Everyone attending the annual meeting may be required to present valid picture identification, such as a driver’s license or passport. If your shares are held through an account with a broker, dealer, bank or other nominee, you will need a recent brokerage account statement or letter from your broker, dealer, bank or other nominee reflecting stock ownership as of the record date. If you do not have valid picture identification and, if applicable, a recent brokerage account statement or letter from your broker, dealer, bank or other nominee reflecting stock ownership as of the record date, you may not be admitted to the annual meeting.

Q.	How will proxies be voted?

A.

Shares represented by valid proxies will be voted at the annual meeting in accordance with the directors given. If the enclosed proxy card is signed and returned without any directions, the shares will be voted:

●	“FOR” each of the nominees listed in the Director Election Proposal;

●	“FOR” the Auditor Proposal; and

●	“FOR” the Compensation Proposal.

Q.	What happens if I do not sign and return my proxy card or vote by mail or in person at the annual meeting?

A.

If you are a shareholder of record of FRP common stock and you do not sign and return your proxy card or vote by mail in person, your shares will not be voted at the annual meeting and will not be counted as present for the purpose of determining the presence of a quorum, which is required to transact business at the annual meeting.

Assuming the presence of a quorum, the failure to return your proxy card or otherwise vote your shares at the annual meeting will have no effect on the outcome of the Proposals.

Q.	What if I abstain from voting?

A.

If you attend the annual meeting or submit a proxy card, but affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum for the annual meeting, but will not be voted at the annual meeting. As a result, your abstention will have the same effect as voting “AGAINST” the Auditor Proposal and the Compensation Proposal but will have no effect on the Director Election Proposal.

Q.	What is a broker non-vote?

A.

Broker non-votes are shares held in “street name” by brokers, dealers, banks and other nominees that are present or represented by proxy at the annual meeting, but with respect to which the broker, dealer, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, dealer, bank or nominee does not have discretionary voting power on such proposal.

If a beneficial owner of shares of FRP common stock held in “street name” does not give voting instructions to the broker, dealer, bank or other nominee with respect to non-routine proposals, then those shares will be treated as present for purposes of establishing quorum but will not be voted with respect to such non-routine proposals and, therefore, will have no effect on the outcome of the non-routine proposals.

Q:	If my shares of FRP common stock are held in “street name” by my broker, dealer, bank or other nominee, will my broker, dealer, bank or nominee vote my shares for me and may I vote in person?

A:

If your shares of FRP common stock are held through an account with a broker, dealer, bank or nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card. You must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, dealer, bank or other nominee. Please note that you may not vote shares held in “street name” by returning a proxy card directly to FRP.

As the beneficial owner, you are also invited to attend the annual meeting in person. However, since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the annual meeting unless you obtain a “legal proxy” from the broker, dealer, bank or other nominee that holds your shares giving you the right to vote the shares in person at the annual meeting.

Q:	May I revoke or change my vote after I have provided proxy instructions?

A:

Yes. You may revoke or change your vote at any time before your proxy is voted at the annual meeting. You can do this in one of three ways: (i) delivering written notice to FRP’s Corporate Secretary at FRP’s principal executive office; (ii) executing and delivering a proxy bearing a later date to FRP’s Corporate Secretary at FRP’s principal executive office; or (iii) voting in person at the annual meeting. Your attendance at the annual meeting without further action on your part will not automatically revoke your proxy. If you have instructed your broker, dealer, bank or other nominee to vote your shares, you must follow directions received from your broker, dealer, bank or other nominee in order to change those instructions.

Q.	What constitutes a “quorum” for the annual meeting?

A.

Holders of a majority of shares of FRP common stock entitled to vote at the annual meeting must be present at the annual meeting, in person or by proxy, to constitute a quorum, which is necessary to conduct the annual meeting. Your shares will be counted toward the quorum if you submit a properly executed proxy or vote at the annual meeting. In addition, abstentions and broker non-votes will be treated as “present” for the purpose of determining the presence of a quorum for the transaction of business at the annual meeting. If a quorum is not present at the annual meeting, FRP expects that the annual meeting will be adjourned to a later date.

Q:	Who is paying for this proxy solicitation?

A:

FRP will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. FRP will bear any fees paid to the SEC. FRP may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners for their reasonable expenses in forwarding solicitation material to such beneficial owners. FRP’s directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Q.	What does it mean if I received more than one proxy card?

A.

If you received more than one proxy card, your shares are likely registered in more than one name or are held in more than one account. These should each be voted and/or returned separately in order to ensure that all of your shares of FRP common stock are voted.

Q.	Whom should I contact if I have any questions about the annual meeting?

A.

If you have any questions about the annual meeting, or if you need assistance in submitting your proxy or voting your shares or need additional copies of this proxy statement or the enclosed proxy card, you should contact FRP at the address or telephone number listed below:

FRP Holdings, Inc.

200 W. Forsyth Street, 7th Floor
Jacksonville, FL 32202
Attn: Corporate Secretary
(904) 858-9100

If your shares are held through an account with a broker, dealer, bank or other nominee, you should call your broker, dealer, bank or other nominee for additional information.

Q.	Where can I find more information?

A.	Additional information about us can be obtained from the various sources described under “Where You Can Find Additional Information” in this proxy statement.

THE ANNUAL MEETING

Time, Date and Place

The annual meeting will be held on May 6, 2020 at 11:00 a.m., local time, at The River Club, Ortega Room, on the 34th floor of the Wells Fargo Building, One Independent Drive, Jacksonville, Florida 32202.

Proposals

At the annual meeting, or any postponement or adjournment thereof, holders of shares of FRP common stock on the record date will consider and vote upon (i) the Director Election Proposal; (ii) the Auditor Proposal; and (iii) the Compensation Proposal. FRP does not expect to transact any other business at the annual meeting or any adjournment or postponement thereof.

Recommendations of the FRP Board

The FRP Board has approved each of the proposals and recommends that you vote “FOR” each of the nominees listed in the Director Election Proposal, “FOR” the Auditor Proposal and “FOR” the Compensation Proposal.

Required Vote

The Director Election Proposal: Each director must be elected by a plurality of the votes cast, meaning a director nominee who received the highest number of affirmative votes cast is elected. Any shares not voted (whether by abstention, withholding authority, or broker non-vote) will have no effect on the Director Election Proposal.

The Auditor Proposal: This proposal requires the approval by a majority of the votes cast on the matter at the annual meeting. Any shares not voted (whether by abstention or withholding authority) will have no effect on the Auditor Proposal.

The Compensation Proposal: This proposal requires the approval by a majority of the votes cast on the matter at the annual meeting. Any shares not voted (whether by abstention, withholding authority, or broker non-vote) will have no effect on the Compensation Proposal.

Quorum

Holders of a majority of shares of FRP common stock entitled to vote at the annual meeting must be present at the annual meeting, in person or by proxy, to constitute a quorum, which is necessary to conduct the annual meeting. Your shares will be counted toward the quorum if you submit a properly executed proxy or vote at the annual meeting. In addition, abstentions and broker non-votes will be treated as “present” for the purpose of determining the presence of a quorum for the transaction of business at the annual meeting. If a quorum is not present at the annual meeting, FRP expects that the annual meeting will be adjourned to a later date.

Record Date

The FRP Board has fixed the close of business on March 11, 2020 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. On the record date, 9,821,435 shares of common stock were issued and outstanding. Each holder of record of common stock is entitled to one vote for each share common stock held on each of the proposals.

Proxies

You may authorize a proxy to vote your shares by completing, signing, dating and promptly returning the proxy card in the postage-paid return envelope provided with the proxy materials for receipt prior to the annual meeting.

Unless contrary instructions are indicated, the votes entitled to be cast by shares of common stock represented by valid proxies will be cast “FOR” each of the nominees listed in the Director Election Proposal, “FOR” the Auditor Proposal and “FOR” the Compensation Proposal. If a shareholder gives specific voting instructions, the votes entitled to be cast by the shareholder will be cast in accordance with such instructions. In the absence of instructions to the contrary, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby in accordance with their discretion on any other matters properly brought before the annual meeting and discretionary authority to do so is included in the proxy.

The persons named as proxies are John D. Baker II and John D. Milton, Jr.

Officer and Secretary

Your vote is important. Please return your marked proxy card promptly so your shares of common stock can be represented, even if you plan to attend the annual meeting in person.

Shares Held in “Street Name”; Broker Non-Votes

If you hold your shares of FRP common stock through a broker or nominee and wish to vote, you must follow the voting instructions provided to you by your broker or other nominee. If you do not receive a voting instruction card from your broker, please contact your broker promptly to obtain the voting instruction card. Your vote is important to the success of the proposals.

Brokers who hold shares in “street name” for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approval of non-routine matters and, as a result, absent specific instructions from the beneficial owner of such shares, brokers will not vote those shares. This is referred to as a “broker non-vote”. Broker non-votes will be considered as “present” for purposes of determining a quorum. Broker non-votes will have no effect on the Proposals.

Revocation of Proxies

Any proxy given by a shareholder may be revoked by the shareholder at any time prior to the voting of the proxy, by (i) delivering written notice to FRP’s Corporate Secretary at FRP’s principal executive office; (ii) executing and delivering a proxy bearing a later date to FRP’s Corporate Secretary at FRP’s principal executive office; or (iii) voting in person at the annual meeting.. If a shareholder’s shares are held in “street name”, the shareholder must contact its broker, bank or other nominee to change its vote.

Cost of Proxy Solicitation

This proxy statement is being provided to the FRP shareholders in connection with the solicitation of proxies by the FRP Board to be voted at the annual meeting and at any adjournments or postponements of the annual meeting. FRP will bear the costs of printing, filing and mailing this proxy statement and will pay the entire cost of soliciting proxies and holding the annual meeting.

FRP is making this solicitation by mail, but FRP’s directors and officers also may solicit by mail, telephone, facsimile, electronic transmission, personal interview or otherwise. Such directors and officers will not receive additional compensation for soliciting proxies.

FRP will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners.

Assistance

If you have any questions about the annual meeting, or if you need assistance in submitting your proxy or voting your shares or need additional copies of this proxy statement or the enclosed proxy card, you should contact FRP at the address or telephone number listed below:

FRP Holdings, Inc.

200 W. Forsyth Street, 7th Floor

Jacksonville, FL 32202

Attn: Corporate Secretary

(904) 858-9100

If your shares are held through an account with a broker, dealer, bank or other nominee, you should call your broker, dealer, bank or other nominee for additional information.

PROPOSAL NO. 1: THE DIRECTOR ELECTION PROPOSAL

Pursuant to our Articles of Incorporation, all directors elected at the Annual Meeting will serve a one-year term. The FRP Board has nominated John D. Baker II, Charles E Commander III, H.W. Shad III, Martin E. Stein, Jr., William H. Walton III and Margaret B. Wetherbee to be elected to serve as directors of the Company until the next annual meeting of shareholders and until their successors are duly elected and qualified. Biographical information relating to our directors and director nominees is provided under the section of this Proxy Statement entitled “Board of Directors and Corporate Governance.”

If you are a shareholder of record, your proxy will be voted “FOR” the election of the persons nominated unless you indicate otherwise. If any of the nominees named should become unavailable for election for any presently unforeseen reason, the persons named in the proxy shall have the right to vote for a substitute as may be designated by the FRP Board to replace such nominee, or the FRP Board may reduce the number of directors accordingly.

The FRP Board unanimously recommends a vote “FOR” the election of these nominees as directors.

BOARD OF DIRECTORS & CORPORATE GOVERNANCE

The following sections provide an overview of FRP’s corporate governance standards and processes, including the independence and other criteria we use in selecting our director nominees, the FRP Board leadership structure, risk oversight, shareholder communications and responsibilities of the FRP Board and its Committees. Our corporate governance principles govern the operation of the FRP Board of Directors and its Committees and guide our executive leaders in the execution of their responsibilities.

Our Board of Directors and Director Nominees

The table below contains information about our current directors and director nominees. The FRP Board is comprised of a group of leaders in their respective fields. Many directors have senior leadership experience and board and committee experience with public companies. In these positions, they have gained significant and diverse management experience.

Name	Current Position	Age	History With The Company
John D. Baker II	Executive Chairman and Chief Executive Officer	71	Chief Executive Officer: 2008-2010 and 2017- present Director: 1986- present
Charles E. Commander III	Director	79	Director: 2004- present
H. W. Shad III	Director	73	Director: 2004- present
Martin E. Stein, Jr.	Director	67	Director: 1992- present
William H. Walton III	Director	67	Director: 2015- present
Margaret B. Wetherbee	Director	50	Director: 2019- present

You will be asked to vote on the election of John D. Baker II, Charles E. Commander III, H. W. Shad III, Martin E. Stein, Jr., William H. Walton III and Margaret Wetherbee to the FRP Board at the Annual Meeting. The FRP Board and the Nominating and Corporate Governance Committee believes that each director nominee brings a strong and unique set of attributes, experience, leadership and skills in areas of importance to the Company that create a well-balanced, collaborative team that serves the Company and its shareholders well. The biographies below describe each director nominee and his qualifications that led the Nominating and Corporate Governance Committee to nominate these individuals.

John D. Baker II, age 71, served as President and Chief Executive Officer of the Company from February 6, 2008 until September 30, 2010 and was again appointed as the Chief Executive Officer of the Company on March 13, 2017. He was elected as a director of the Company in 1986. From February 1996 to November 16, 2007, Mr. Baker served as President and Chief Executive Officer of Florida Rock Industries, Inc. Mr. Baker currently serves as a director for Wells Fargo & Co. and has formerly served as a director for Vulcan Materials Company, Progress Energy, Inc. and Texas Industries, Inc. Mr. Baker brings to the FRP Board extensive knowledge in rock mining and real estate industries, as well as proven public company leadership and business experience.

Mr. Commander, age 79, is a retired partner at the law firm Foley & Lardner, LLP, where he practiced corporate, financial institutions and real estate law and was previously a member of that firm’s management committee. Mr. Commander was elected as a director of the Company in 2004. Mr. Commander currently serves as the Executive Chairman for Property Investment Services, Inc. Mr. Commander previously served on the boards of EverBank Financial Corp., a diversified financial services company, and BSR Trust, LLC, which is engaged in developing and managing residential rental properties. Mr. Commander has served on the boards of numerous civic and charitable organizations. Mr. Commander’s many years of legal experience and his service on other boards provides the FRP Board valuable insights regarding our business and on corporate governance and management issues.

H.W. Shad III, age 73, was elected as a director of the Company in 2004. For the past twelve years, Mr. Shad was the owner of Bozard Ford Company, an automobile dealership. Mr. Shad is a recently retired certified public accountant, and the FRP Board has determined that he is an audit committee financial expert. Mr. Shad’s accounting and business expertise provide important leadership to the FRP Board.

Martin E. “Hap” Stein Jr., age 67, was elected as a director of the Company in 1992. Mr. Stein served as Chief Executive Officer of Regency Centers Corporation, a real estate investment trust, from its initial public offering in 1993 through 2019, served as its Chairman of the board from 1999 to 2019 and was appointed Executive Chairman in 2020. Mr. Stein also served as a director and member of the compensation committee for Stein Mart, Inc. from 2001 to 2014. Mr. Stein brings to the FRP Board extensive knowledge of the commercial real estate industry, as well as proven public company leadership and business expertise.

William H. Walton III, age 67, is a founding Managing Member and Chairman of Rockpoint Group, L.L.C., a real estate private equity firm and registered investment adviser. Mr. Walton was co-founder and Managing Member of Westbrook Real Estate Partners, L.L.C., a real estate investment firm. Mr. Walton formerly served on the boards of directors of Florida Rock Industries, Inc. and St. Joe Company. Mr. Walton brings to the FRP Board extensive experience in the real estate investment business and a proven track record of leadership.

Margaret Baker Wetherbee, age 50, has served as the vice president of the Thomasville Center for the Arts board of directors, and as a member of the board’s arts and education committee and executive committee, since 2015. Ms. Wetherbee has also served as a member of the board of directors and nominating committee of the Archbold Foundation since 2015. Ms. Wetherbee currently serves as a member of the All Saints Episcopal Vestry and has previously served as a member of the board of directors for the Thomasville Antiques Show. From 1998 to 2008, Ms. Wetherbee practiced law at Rogers Towers, P.A. in the area of commercial real estate transactions, with a focus on real estate development, finance, sale and acquisition transactions and lease negotiations. Ms. Wetherbee brings valuable legal experience, experience in board leadership and diversity to the FRP Board.

Director Attendance at Annual Meeting of Shareholders

It is a policy of the Company that our directors are required to attend the annual meeting of shareholders unless extenuating circumstances prevent them from attending. All directors expect to be present at this year’s annual meeting of shareholders.

Director Independence

Pursuant to NASDAQ listing standards, the FRP Board is required to evaluate each director to determine whether he or she qualifies as an “independent director.” The FRP Board must determine that a director has no relationship that, in the judgment of the FRP Board, would interfere with the exercise of independent judgment by the director in carrying out his or her responsibilities. The listing standards specify the criteria by which the independence of our directors will be determined. The listing standards also prohibit Audit Committee and Compensation Committee members from any direct or indirect financial relationship with the Company, and restrict commercial relationships of all directors with the Company. Directors may not be given personal loans or extensions of credit by the Company, and all directors are required to deal at arm’s length with the Company and its subsidiaries and to disclose any circumstances that might be perceived as a conflict of interest.

The FRP Board has determined that four of our six current directors and director nominees (Charles E. Commander III, H.W. Shad III, Martin E. Stein, Jr. and William H. Walton III) are independent of management in accordance with the listing standards of The NASDAQ Global Select Market. All of the members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are independent directors.

Independent directors regularly meet in executive sessions without management and may select a director to facilitate the meeting. The independent directors met in executive session five times during 2018, with Mr. Commander presiding over each executive session.

Nominating Process

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Nominating Committee”) identifies individuals whom the Nominating Committee believes are qualified to become FRP Board members in accordance with the director qualification standards set forth below, and recommends selected individuals to the FRP Board for nomination to stand for election at the next meeting of shareholders of the Company in which directors will be elected. In the event there is a vacancy on the FRP Board between meetings of shareholders, the Nominating Committee identifies individuals that the Nominating Committee believes are qualified to become FRP Board members in accordance with the Director Independence Standards set forth above, and recommends one or more of such individuals for appointment to the FRP Board.

In the event the Nominating Committee recommends an increase in the size of the FRP Board or a vacancy occurs, the Nominating Committee may consider qualified nominees from several sources, including current FRP Board members and search firms. The Nominating Committee may from time to time retain a search firm to help the Nominating Committee identify qualified director nominees for consideration by the Nominating Committee. The Nominating Committee evaluates qualified director nominees against the current director qualification standards described below and reviews qualified director nominees with the FRP Board. The Nominating Committee and the Chairman of the FRP Board interview candidates who meet the director qualification standards, and the Nominating Committee selects nominees who best suit the FRP Board’s current needs and recommends one or more of such individuals for appointment to the FRP Board.

Director Qualification Standards

The Nominating Committee has established the following standards and qualifications for members of the FRP Board:

●	Each director shall at all times represent the interests of the shareholders of the Company.

●	Each director shall at all times exhibit high standards of integrity, commitment and independence of thought and judgment.

●

Each director shall dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including attending shareholder meetings and meetings of the FRP Board and committees of which he or she is a member, and by reviewing in advance all meeting materials.

●	The FRP Board shall meet the applicable standards of independence from the Company and its management.

●	The FRP Board shall encompass a range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to all of the Company’s operations and interests.

In considering diversity in the selection of nominees, the Nominating Committee looks for individuals with varied experience, background, knowledge, skills and viewpoints in order to achieve and maintain a group of directors that, as a whole, provides effective oversight of the management of the Company. Although our nomination policy does not prescribe specific standards for diversity, the FRP Board and Nominating Committee do look for nominees with a diverse set of skills that will complement the existing skills and experience of our directors and provide an overall balance of diversity of perspectives, backgrounds and experiences. The FRP Board recognizes the value of gender and racial diversity among its members.

Nominees Proposed by Shareholders

The Nominating Committee will consider properly submitted shareholder nominees for candidates for membership on the FRP Board. Shareholders proposing individuals for consideration by the Nominating Committee must include, at a minimum, the following information about the proposed nominee: the proposed nominee’s name, age, business or residence address, principal occupation or employment, and whether such person has given written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Shareholders should send the required information about the nominee to:

Corporate Secretary

FRP Holdings, Inc.

200 W. Forsyth Street, 7th Floor

Jacksonville, Florida 32202

In order for an individual proposed by a shareholder to be considered by the Nominating Committee for recommendation as a director nominee at the annual meeting of shareholders to be held in 2021, the Corporate Secretary must receive the proposal no later than 5 p.m. Eastern Time on December 31, 2020.  Such proposals must be sent via registered, certified or express mail. The Corporate Secretary will send properly submitted shareholder proposed nominations to the Nominating Committee chair for consideration at a future Nominating Committee meeting. Individuals proposed by shareholders in accordance with these procedures will receive the same consideration that individuals identified to the Nominating Committee through other means receive.

Nominations by Shareholders at Annual Meeting

Pursuant to the Company’s Articles of Incorporation, directors may be nominated at a meeting of shareholders at which directors are being elected, by (1) the FRP Board or any committee or person authorized or appointed by the FRP Board, or (2) by any shareholder who is entitled to vote for the election of directors at the meeting and who complies with certain advance notice procedures. These notice procedures require that the nominating shareholder make the nomination by timely notice in writing to the Secretary of the Company. To be timely, the notice must be received at the principal executive offices of the Company not less than forty (40) days prior to the meeting except that, if less than fifty (50) days’ notice or prior public disclosure of the date of the meeting is given to shareholders, the notice must be received no later than ten (10) days after the notice of the date of the meeting was mailed or such public disclosure was made. The notice must contain certain information about the proponent and each nominee, including such information about each nominee as would have been required to be included in a proxy statement filed pursuant to the rules of the SEC had such nominee been nominated by the FRP Board.

Board Leadership

John D. Baker II serves as the Chairman of the FRP Board and as FRP’s Chief Executive Officer. Mr. Baker has served as a director of the Company since 1986, served as the President and Chief Executive Officer from 2008 to 2010 and was again appointed as the Chief Executive Officer of the Company on March 13, 2017. From 1996 to 2007, Mr. Baker served as President and Chief Executive Officer of Florida Rock Industries, Inc. Mr. Baker currently serves as a director for Wells Fargo & Co. and has formerly served as a director for several other public companies.

It is a policy of the Company that when the Chairman of the FRP Board is not an independent director, the independent directors will annually appoint a lead independent director.

Mr. Commander currently serves as lead independent director. The lead independent director presides over executive sessions of the independent directors and performs other duties as may be assigned from time to time by the FRP Board.

The FRP Board believes its current leadership structure is appropriate because it effectively allocates authority, responsibility and oversight between management and the independent members of the FRP Board. It does this by giving primary responsibility for the operational leadership and strategic direction of the Company to our Chief Executive Officer, while enabling the lead independent director to facilitate the FRP Board’s independent oversight of management. The FRP Board believes its programs for overseeing risk, as described under the “Risk Oversight” section below, would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of structure.

Committees

The FRP Board currently has five directors and the following four committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Executive Committee. The membership during 2019 and the function of each committee are described below.

In 2019, the FRP Board held four meetings, the Audit Committee held four meetings, the Compensation Committee held two meetings and the Nominating and Corporate Governance Committee held one meeting. During 2019, the Executive Committee did not hold any formal meetings but voted on various matters by unanimous written consent. The independent directors met in executive sessions following all Board meetings. With the exception of the absence of two directors from one board meeting each, all of our directors attended all of the meetings of the FRP Board and all committees on which the director served. Except for the Executive Committee, each of the committees of the FRP Board is composed exclusively of independent directors.

Director	Audit	Compensation	Nominating/Corporate Governance	Executive
John D. Baker II				X
Charles E. Commander III	X	X*
H. W. Shad III	X*		X
Martin E. Stein, Jr.		X	X*
William H. Walton III	X	X	X
Margaret Wetherbee			X
John D. Baker III(1)				X
John D. Milton, Jr.(1)				X

X – Committee Member         * – Committee Chair

(1)

Messrs. Baker and Milton are ex officio members of the Executive Committee. Mr. Baker serves as Vice President and Chief Financial Officer and Mr. Milton serves as the Executive Vice President of the Company.

Audit Committee

The Audit Committee assists the FRP Board in its oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements, the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, and the qualifications, independence, and performance of the Company’s independent auditor. In addition to other responsibilities, the Audit Committee also:

●	Reviews the annual audited and the quarterly consolidated financial statements;

●

Discusses with the independent auditor all critical accounting policies to be used in the consolidated financial statements, all alternative treatments of financial information that have been discussed with management, other material communications between the independent auditor and management, and the independent auditor’s observations regarding the Company’s internal controls;

●	Reviews earnings press releases prior to issuance;

●	Appoints, oversees, and approves compensation of the independent auditor;

●	Approves all audit and permitted non-audit services provided by the independent auditor;

●	Reviews findings and recommendations of the independent auditor and management’s response to the recommendations of the independent auditor;

●	Recommends whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K; and

●

Reviews and approves all transactions between the Company and any related person that are required to be disclosed under the rules of the SEC that have not previously been approved by the Company’s independent directors.

The FRP Board has determined that all Audit Committee members are independent and are able to read and understand financial statements. The FRP Board has also determined that the Chair of the Committee, H.W. Shad III, qualifies as an “audit committee financial expert” within the meaning of SEC regulations.  The charter of the Audit Committee (as adopted on March 4, 2020) is available on our website at www.frpholdings.com under Corporate Governance.

Compensation Committee

The primary functions of the Compensation Committee are to discharge the responsibilities of the FRP Board relating to the compensation of the Company’s executive officers and prepare an annual report on executive compensation to be included in the Company’s proxy statement. In addition, the Compensation Committee:

●	Reviews and approves the Company’s goals and objectives relevant to the compensation of the Chief Executive Officer and evaluates his job performance in light of those goals and objectives;

●	Establishes compensation levels, including incentive and bonus compensation, for the Chief Executive Officer;

●	Establishes and determines, in consultation with the Chief Executive Officer, the compensation levels of other senior executive officers;

●

Reviews, periodically, with the Chairman and the Chief Executive Officer the succession plans for senior executive officers and makes recommendations to the FRP Board regarding the selection of individuals to occupy these positions;

●	Administers the Company’s stock plans; and

●	Reviews and reassesses the Compensation Committee charter for adequacy on an annual basis.

None of the members of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal year 2019 or had any relationship requiring disclosure by the Company under the rules of the SEC requiring disclosure of certain relationships and related party transactions. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officer serving the FRP Board or Compensation Committee.

The charter of the Compensation Committee (as adopted on March 4, 2020) has been formally adopted by the Company and is available at www.frpholdings.com under Corporate Governance.

Nominating and Corporate Governance Committee

The primary functions of the Nominating Committee are to (1) identify individuals who are qualified to serve on the Company’s Board of Directors, (2) recommend for selection by the FRP Board the director nominees for the next annual meeting of the shareholders, (3) review and recommend to the FRP Board changes to the corporate governance practices of the Company, and (4) oversee the annual evaluation of the FRP Board. In addition, the Nominating Committee establishes criteria for the FRP Board membership.

The charter of the Nominating Committee (as adopted on December 3, 2014) is available at www.frpholdings.com under Corporate Governance.

Executive Committee

John D. Baker II and John D. Milton, Jr. (ex officio), comprised the Executive Committee until August 5, 2019 when John Baker III was appointed by the board of directors as the third member. To the extent permitted by law, the Executive Committee exercises the powers of the FRP Board between meetings of the FRP Board.

Business Conduct Policies

We believe that operating with honesty and integrity has earned us trust from our customers, credibility within our communities, and dedication from our employees. Our senior executive and financial officers are bound by our Financial Code of Ethical Conduct. In addition, our directors, officers and employees are required to abide by our Code of Business Conduct and Ethics to ensure that our business is conducted in a consistently legal and ethical manner. These policies cover many topics, including conflicts of interest, protection of confidential information, fair dealing, protection of the Company’s assets and compliance with laws, rules and regulations.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of these policies. The Audit Committee has adopted procedures to receive, retain, and treat complaints received regarding accounting, internal accounting controls, or auditing matters, and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Financial Code of Ethical Conduct and the Code of Business Conduct and Ethics (as adopted on December 3, 2014) is available on our website at www.frpholdings.com under Corporate Governance.

Risk Oversight

The FRP Board exercises direct oversight of strategic risk to the Company. Management annually (or periodically in the event greater frequency is required due to unforeseen circumstances) prepares an enterprise risk assessment and mitigation strategy that it reviews with the Audit Committee. The Audit Committee reports to the FRP Board, which in turn, provides guidance on risk appetite, assessment and mitigation.

Board and Committee Self-Assessment

It is a policy of the Company that the FRP Board and each committee, under the supervision of the Nominating Committee, conduct a self-evaluation of their performance at least annually. The self-evaluation process serves to assess the FRP Board’s and the committees’ performance and effectiveness during the previous year. Each member of the FRP Board and each committee member completes a questionnaire that addresses various aspects of the FRP Board or committee’s meetings, membership, culture, relationship with management and other committees and role and responsibilities and solicits recommendations for the upcoming year.

Communication with Directors

The FRP Board has adopted the following process for shareholders to send communications to members of the FRP Board. Shareholders may communicate with the chairs of the Audit, Compensation, and Nominating Committees of the FRP Board, or with our independent directors, by sending a letter to the following address: Board of Directors, FRP Holdings, Inc., c/o Corporate Secretary, 200 W. Forsyth Street, 7th Floor, Jacksonville, Florida 32202.

NON-EMPLOYEE DIRECTOR COMPENSATION

Our non-employee directors receive cash compensation, as well as equity compensation in the form of stock grants of Company common stock. The following table summarizes the compensation paid to each of our non-employee directors during 2019. All amounts reflect the dollar value of the compensation.

DIRECTOR COMPENSATION

Name	Fees earned or paid in cash ($)(1)	Stock Awards ($)(2)(3)	Total(3)

Charles E. Commander III	$34,000	—	$34,000
H. W. Shad III	$33,000	—	$33,000
Martin E. Stein, Jr.	$27,500	—	$27,500
William H. Walton III	$31,000	—	$31,000
Margaret Wetherbee	$15,167	$69,715	$84,882

(1)	The table below sets forth the cash fees arrangements for the FRP Board and for each committee:

All Non-Employee Directors
Annual Retainer	$15,000
Attendance Fee for Unscheduled Meetings	$1,500
Audit Committee
Annual Fee: Chairman	$10,000
Annual Fee: Member	$5,000
Meeting Fees: Chairman(a)	$1,500
Meeting Fees: Member (a)	$1,000
Compensation Committee
Annual Fee: Chairman	$5,000
Annual Fee: Member	$1,000
Meeting Fees: Chairman	$1,500
Meeting Fees: Member	$1,000
Other Committees
Annual Fee: Chairman	$2,000
Annual Fee: Member	$1,000
Meeting Fees: Chairman	$1,500
Meeting Fees: Member	$1,000

(a)	The Audit Committee members receive no meeting fees for the four regularly-scheduled quarterly meetings. Meeting fees apply only to the extent there are additional Audit Committee meetings.

(2)

On August 5, 2019, Ms. Wetherbee was awarded 1,460 shares of the Company’s common stock under the Company’s 2016 Equity Incentive Plan (“Equity Incentive Plan”) reflecting her board service for the portion of the year subsequent to her appointment in 2019. The value was determined using the closing price of the Company’s common stock on the Nasdaq Stock Market on August 5, 2019, which was $47.75. The aggregate grant date fair value was computed in accordance with FASB Topic 718.

(3)

Non-employee director stock grants for 2019 were granted in December of 2018 and, as a result, are not reflected in this table. The total compensation for each non-employee director for 2019, including the 2019 stock grant of 2,023 shares (valued at $92,997) is as follows:

Name	Total Including 2019 Stock Grant

Charles E. Commander III	$126,997
H. W. Shad III	$125,997
Martin E. Stein, Jr.	$120,497
William H. Walton III	$123,997

SECURITIES OWNERSHIP

Directors, Director Nominees and Executive Officers

The following table shows the number of shares of the Company’s common stock beneficially owned by (i) each of the Company’s directors and director nominees, (ii) each of the Company’s named executive officers and (iii) all executive officers, directors and director nominees of the Company as a group, as of March 11, 2020.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
John D. Baker II	1,394,769	(2)	14.2%
Charles E. Commander III	33,231	(3)	*
David H. deVilliers, Jr.	81,129	(4)	*
David H. deVilliers III	12,436	(5)	*
H. W. Shad III	28,731		*
Martin E. Stein, Jr.	187,568	(6)	1.9%
William H. Walton III	13,231		*
Margaret B. Wetherbee	53,468	(7)	*
Total ownership of all directors, director nominees and executive officers as a group (11 persons):	1,944,320		19.6%

* Less than 1%

(1)	Unless otherwise indicated, beneficial owners directly hold and have sole voting and investment power with respect to their respective shares reported in this table.

(2)

John D. Baker II’s beneficial ownership includes: (i) 18,480 shares he holds directly; (ii) 10,025 shares held in retirement accounts; (iii) 235,789 shares held by the John D. Baker II Living Trust, for which Mr. Baker is the sole trustee and sole beneficiary; (iv) 660 shares held by the Trust for John D. Baker II, for which Mr. Baker is the sole trustee and  sole beneficiary; (v) 1,113,474 shares held by the Trust FBO John D. Baker II U/A Cynthia L. Baker Trust dated 4/30/1965, for which Mr. Baker serves as co-trustee and is the sole income beneficiary, as to which Mr. Baker has shared voting and investment power, and as to which Mr. Baker disclaims beneficial ownership except to the extent of his pecuniary interest therein; (vi) 3,789 shares held by his wife’s living trust, as to which he disclaims beneficial ownership except to the extent of his pecuniary interest therein; and (vii) 12,552 shares underlying stock options that are exercisable within 60 days.

(3)	Charles E. Commander III’s beneficial ownership includes 27,231 shares he holds directly and 6,000 shares held in his IRAs.

(4)	David H. deVilliers, Jr.’s beneficial ownership includes 7,830 shares he holds directly and 73,299 shares underlying stock options that are exercisable within the next 60 days.

(5)

David H. deVilliers III’s beneficial ownership includes 8,197 shares that he holds directly, 648 shares held in his 401(k) and 3,591 shares underlying stock options that are exercisable within the next 60 days.

(6)

Martin E. Stein’s beneficial ownership includes 66,668 shares that he holds directly and 120,900 shares held by Regency Square II, a Florida general partnership, as to which Mr. Stein has shared voting and investment power. Mr. Stein owns a 2.5248% partnership interest in Regency Square II and is a co-trustee and a beneficiary of a testamentary trust that holds a 46.21% interest in Regency Square II.

(7)

Ms. Wetherbee’s beneficial ownership includes 1,460 shares that she holds directly and 52,008 shares held in a margin account. In addition to the shares reported in the table above, Ms. Wetherbee is a residuary beneficiary with respect to 423,474 shares of FRP common stock under the Trust FBO Edward L. Baker U/A Cynthia L. Baker Trust dated 4/30/1965.

Shareholders Holding More Than Five Percent of Common Stock

The following table shows the number of shares of the Company’s common stock beneficially owned by each person (or group of people) known by the Company to beneficially own more than 5% of the common stock of the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Trust FBO John D. Baker II U/A Cynthia L. Baker Trust dated 4/30/1965	1,113,474	(1)	11.3%
John D. Baker II 200 W. Forsyth Street, 7th Floor Jacksonville, FL 32202	1,394,769	(1)(2)	14.2%
Edward L. Baker II 200 W. Forsyth Street, 12th Floor Jacksonville, FL 32202	1,210,774	(1)(3)	12.3%

Thompson S. Baker II Edward L. Baker 200 W. Forsyth Street, 7th Floor Jacksonville, FL 32202	587,870 496,815	(4) (5)	6.0 5.1	% %

CLB 1965 LLC Cynthia P. Ogden 1165 5th Avenue #10-D New York, NY 10029	913,911 913,911	(6) (6)	9.3 9.3	% %

Estabrook Capital Management LLC Charles T. Foley David P. Foley 900 Third Avenue New York, NY 10022	517,863	(7)	5.3%

The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	684,304	(8)	7.2%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	526,691	(9)	5.4%

(1)

The Trust FBO John D. Baker II U/A Cynthia L. Baker Trust dated 4/30/1965, for which John D. Baker II and Edward L. Baker II serve as co-trustees, and to which John D. Baker II is the sole income beneficiary, holds 1,113,474 shares, which shares are included in the beneficial ownership calculations for John D. Baker II,  Edward L Baker II and the Trust FBO John D. Baker II U/A Cynthia L. Baker Trust dated 4/30/1965, each of whom are members of a group pursuant to the Schedule 13D filed with the SEC on March 20, 2019. John D. Baker II and Edward L Baker II have shared voting and investment power with respect to such shares.

(2)

John D. Baker II’s beneficial ownership includes: (i) 18,480 shares he holds directly; (ii) 10,025 shares held in retirement accounts; (iii) 235,789 shares held by the John D. Baker II Living Trust, for which Mr. Baker is the sole trustee and sole beneficiary; (iv) 660 shares held by the Trust for John D. Baker II, for which Mr. Baker is the sole trustee and sole beneficiary; (v) 1,113,474 shares held by the Trust FBO John D. Baker II U/A Cynthia L. Baker Trust dated 4/30/1965, as to which Mr. Baker disclaims beneficial ownership except to the extent of his pecuniary interest therein; (vi) 3,789 shares held by his wife’s living trust, as to which he disclaims beneficial ownership except to the extent of his pecuniary interest therein; and (vii) 12,552 shares underlying stock options that are exercisable within 60 days. Mr. Baker has sole voting and investment power with respect to the shares described in clauses (i), (ii), (iii) and (iv).

(3)

Edward L. Baker II’s beneficial ownership includes (i) 660 shares that he holds directly; (ii) 96,640 shares held by the Edward L’Engle Baker II Revocable Living Trust, for which Mr. Baker is the sole trustee and sole beneficiary and (iii) 1,113,474 shares of common stock held by the Trust FBO John D. Baker II U/A Cynthia L. Baker Trust dated 4/30/1965, as to which Mr. Baker disclaims beneficial ownership except to the extent of his pecuniary interest therein. Mr. Baker has sole voting and investment power with respect to the shares described in clauses (i) and (ii).

(4)

In a Schedule 13G filed with the SEC on February 14, 2020, Thompson S. Baker II reported that, as of December 31, 2019, he was the beneficial owner of (i)155,600 shares owned by the Thompson S. Baker II Revocable Living Trust; (ii) 423,474 shares held by the Trust FBO Edward L. Baker U/A Cynthia L. Baker Trust dated 4/30/1965, for which Thompson S. Baker II and Edward L. Baker serve as co-trustees, to which Edward L. Baker is the sole income beneficiary, and as to which Mr. Baker disclaims beneficial ownership except to the extent of his pecuniary interest therein; (iii) 2,199 shares held by the Julia Elizabeth Baker Trust, for which Mr. Baker serves as co-trustee, which shares are held in trust for the benefit of his daughter; (iv) 2,199 shares held by the Mary Cameron Baker Trust, for which Mr. Baker serves as co-trustee, which shares are held in trust for the benefit of his daughter; (v) 2,199 shares held by the Samuel McDonald Baker Trust, as co-trustee, which shares are held in trust for the benefit of his son; and (vi) 2,199 shares held by his wife’s living trust, Mr. Baker disclaims beneficial ownership except to the extent of his pecuniary interest therein. Mr. Baker has sole voting and investment power with respect to the shares described in clause (i) and shared voting and investment power with respect to the shares described in clauses (ii), (iii), (iv) and (v).

(5)

In a Schedule 13G filed with the SEC on February 14, 2020, Edward L. Baker reported that, as of December 31, 2019, he was the beneficial owner of (i) 4,121 shares that he holds directly; (ii) 69,220 shares owned by the Edward L. Baker Living Trust; and (iii) 423,474 shares held by the Trust FBO Edward L. Baker U/A Cynthia L. Baker Trust dated 4/30/1965, for which Thompson S. Baker II and Edward L. Baker serve as co-trustees and to which Edward L. Baker is the sole income beneficiary. Mr. Baker has sole voting and investment power with respect to the shares described in clauses (i) and (ii) and has shared voting and investment power with respect to the shares described in clause (iii).

(6)

In a Schedule 13G filed with the SEC on February 14, 2020, CLB 1965 LLC and Cynthia P. Ogden, as the manager thereto, reported that CLB 1965 LLC beneficially owned 913,911 shares, as to which Cynthia P. Ogden has sole voting and investment power.

(7)

In a Schedule 13G filed with the SEC on February 13, 2020, Estabrook Capital Management LLC, Charles T. Foley and David P. Foley reported that, as of December 31, 2019, each beneficially owned, and had shared voting and investment power with respect to, 517,863 shares.

(8)

In a Schedule 13G/A filed with the SEC on February 12, 2020, The Vanguard Group reported that, as of December 31, 2019, it beneficially owned 708,281 shares, 6,467 as to which it had sole voting power, 300 as to which it had shared voting power, 702,114  as to which it had sole investment power and 6,167 as to which it had shared investment power.

(9)

In a Schedule 13G/A filed with the SEC on February 5, 2020, BlackRock, Inc. reported that, as of December 31, 2019, it beneficially owned 531,930 shares, 515,564 as to which it had sole voting power and 531,930 as to which it had sole investment power.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and beneficial owners of 10% or more of the Company’s outstanding common stock to file initial reports of ownership and reports of changes in ownership with the SEC, NASDAQ and the Company. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes all persons subject to these reporting requirements filed the required reports on a timely basis during 2019, except with respect to the Form 4 filed on behalf of John Klopfenstein, the Company’s Controller and Chief Accounting Officer, on December 18, 2019, which was filed one day late due to an administrative oversight.

RELATED PARTY TRANSACTIONS

Transactions With Patriot Transportation Holding, Inc.

On January 30, 2015, we completed a spin-off of our former transportation business. The spin-off was effected through a corporate reorganization, followed by the distribution by the Company of all of the shares of common stock of Patriot Transportation Holding, Inc. (“Patriot”; NASDAQ – PATI). For more information regarding the Spin-off, you may refer to Patriot’s Information Statement, which is attached as Exhibit 99.1 to Patriot’s Form 10, filed with the Securities Exchange Commission on December 31, 2014, available at www.sec.gov. John D. Baker II, our Chief Executive Officer, beneficially owns more than 10% of the outstanding shares of Patriot common stock.

In connection with the spin-off, we entered into various transitional agreements with Patriot, including a transition services agreement. Pursuant to the transition services agreement, Patriot provides FRP certain services that were shared prior to the Spin-off, including the employment of certain shared employees. In 2019, the Company reimbursed Patriot an amount of $1,389,000 for such services.

In the opinion of the Company, the terms, conditions, transactions and payments under the agreements with the persons described above were not less favorable to the Company than those which would have been available from unaffiliated persons.

Policies and Procedures

The Audit Committee of the FRP Board is responsible for reviewing and approving all material transactions with any related party not previously approved by the Company’s independent directors. This responsibility is set forth in writing in our Audit Committee charter, a copy of which is available at www.frpholdings.com under Corporate Governance. In certain cases, transactions have been approved by a committee consisting of all independent directors. Related parties include any of our directors or executive officers, and certain of our shareholders and their immediate family members.

To identify related party transactions, each year, we submit and require our directors and officers to complete director and officer questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with our interests. Our Code of Business Conduct and Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to immediately notify our Chief Financial Officer.

We expect our directors, officers and employees to act and make decisions that are in our best interests and encourage them to avoid situations which present a conflict between our interests and their own personal interests. Our directors, officers and employees are prohibited from taking any action that may make it difficult for them to perform their duties, responsibilities and services to the Company in an objective and effective manner. In addition, we are strictly prohibited from extending personal loans to, or guaranteeing personal obligations of, any director or officer. Exceptions are only permitted in the reasonable discretion of the FRP Board. A copy of our Code of Business Conduct and Ethics is available at www.frpholdings.com under Corporate Governance.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s financial reporting process on behalf of the FRP Board.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee also selects the Company’s independent registered public accounting firm. The Audit Committee held four formal meetings in fiscal year 2018.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of the Company’s results and the assessment of the Company’s internal control over financial reporting. The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed pursuant to applicable standards adopted by the PCAOB.

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by the applicable requirements of PCAOB regarding the independent auditor’s communications with us concerning independence and has discussed with the independent auditor the auditor’s independence from the Company and its management. The Audit Committee also has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that the independent auditor is independent from the Company and its management.

The Audit Committee reviewed and discussed Company policies with respect to risk assessment and risk management.

The Audit Committee discussed with the Company’s independent auditor the overall scope and plans for the audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the FRP Board, and the FRP Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the Securities and Exchange Commission.

Submitted by:	H.W. Shad III, Chairman
Charles E. Commander III
William H. Walton III
Members of the Audit Committee

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

PROPOSAL NO. 2: THE AUDITOR PROPOSAL

The Audit Committee has selected Hancock Askew as the Company’s independent registered public accounting firm (auditors) to examine the consolidated financial statements of the Company, subject to satisfactory negotiation of an annual fee agreement for 2020. The FRP Board seeks an indication from shareholders of their approval or disapproval of the Audit Committee’s appointment of Hancock Askew as the Company’s auditors.

Hancock Askew has been our independent auditor since 2006, and no relationship exists between the Company and Hancock Askew other than the usual relationship between auditor and client.

If the appointment of Hancock Askew as auditor for 2020 is not approved by the shareholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year.  However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, Hancock Askew will remain the Company’s Independent Registered Public Accounting Firm for 2020, unless the Audit Committee finds other good reason for making a change.

Representatives of Hancock Askew will be available to respond to questions at the annual meeting of shareholders.

Independent Registered Public Accounting Firm

The Audit Committee has selected Hancock Askew to serve as the Company’s independent registered public accounting firm, subject to satisfactory negotiation of an annual fee agreement. Representatives of Hancock Askew are expected to be present at the shareholders’ meeting with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees billed or to be billed by the Company’s independent registered public accounting firm for the audit of the Company’s financial statements for fiscal years 2017 and 2018, and for other services performed during such periods.

	2018(3)	2019

Audit Fees (1)	$226,891	$201,006
Audit Related Fees (2)	$51,194	$6,910
Tax Fees	—	—
All Other Fees	—	—

Total	$278,085	$207,916.53

(1)

Audit services include work performed in connection with the review of the Company’s quarterly financial statements, the audit of the Company’s annual financial statements and the audit of internal control over financial reporting.

(2)	Audit related fees consisted principally of services pertaining to technical accounting consultations required in connection with the audit.

(3)

The Company’s audit fees and audit related fees were elevated in 2018 due to audits and accounting consultations relating to the sale of the Company’s warehouse business on May 21, 2018, new joint ventures of the Company and the Company’s investment in corporate bonds.

Pre-Approval of Audit and Non-Audit Services

Under the Company’s amended Audit Committee charter, the Audit Committee is required to pre-approve all auditing services and permissible non-audit services, including related fees and terms, to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described under the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee pre-approved all audit services, audit-related services and tax review, compliance and planning services performed for the Company by Hancock Askew during fiscal years 2018 and 2019.

PROPOSAL NO. 3: THE COMPENSATION PROPOSAL

In accordance with Section 14A of Exchange Act we are asking shareholders to vote “FOR” approval of our executive compensation program. This non-advisory vote is commonly referred to as “say-on-pay.”

We design our executive officer compensation program to attract, motivate, and retain the key executives who drive our success and industry leadership. Our compensation program consists of several forms of compensation: base salary, cash incentive bonuses, equity compensation and other benefits and perquisites. Pay that reflects performance and alignment of that pay with the interests of long-term shareholders are key principles that underlie our compensation program. The FRP Board believes that our current executive compensation program directly links executive compensation to our performance and aligns the interest of our executive officers with those of our shareholders.

Shareholders are urged to read the “Executive Compensation” section of this proxy statement, which contains tabular information and narrative discussion about the compensation of our named executive officers.

Because this is an advisory vote, it will not be binding on the FRP Board. However, the FRP Board and the Compensation Committee will review and take into account the outcome of the vote when considering future executive compensation decisions.

Accordingly, the FRP Board proposes that you indicate your support for the Company’s compensation philosophy, policies, and procedures and their implementation in 2019 as described in this proxy statement.

Compensation Policies

Internal Pay Equity. We believe that internal pay equity is an important factor to be considered in establishing compensation for the officers. We have not established a policy regarding the ratio of total compensation of the Chief Executive Officer to that of the other officers, but we do review compensation levels to ensure that appropriate equity exists.

Compensation Risk Assessment. The Compensation Committee considers the risks that may result from the Company’s compensation policies and practices. The Compensation Committee believes that our compensation policies and practices for our executives are reasonable and properly align their interests with those of our shareholders. The Compensation Committee believes that there are a number of factors that cause our compensation policies and practices to not have a material adverse effect on the Company. The fact that our executive officers have their annual incentive compensation tied to return on capital employed encourages actions that promote profitability. Our equity-based incentives further align the interest of our executives with the long term interests of our shareholders. In addition, we believe that there are significant checks in place so that employees whose compensation may have a shorter term focus are managed by employees and officers whose compensation has a longer term focus.

Tax Deductibility of Compensation Should be Maximized Where Appropriate. The Company generally seeks to maximize the deductibility for tax purposes of all elements of compensation. For example, the Company always has issued nonqualified stock options that result in a tax deduction to the Company upon exercise. We review compensation plans in light of applicable tax provisions and may revise compensation plans from time to time to maximize deductibility. However, we may approve compensation that does not qualify for deductibility when we deem it to be in the best interests of the Company.

Financial Restatement

It is a policy of the FRP Board that the Compensation Committee will, to the extent permitted by governing law, have the sole and absolute authority to make retroactive adjustments to any cash or equity based incentive compensation paid to executive officers and certain other officers where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, the Company will seek to recover any amount determined to have been inappropriately received by the individual executive.

Clawback Policy

It is our policy, under the Equity Incentive Plan, that any equity compensation granted to executives subject to recovery under any law, regulation or listing requirement will be subject to deductions and clawback as required by such law, regulation or listing requirement.

EXECUTIVE COMPENSATION

We are currently considered a “smaller reporting company” for purposes of the SEC’s executive compensation and other disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures.

Summary Compensation Table

The Summary Compensation Table sets forth information concerning the compensation of our named executive officers for 2019, 2018 and 2017. Our compensation program consists of several forms of compensation: base salary, cash incentive bonuses, equity compensation and other benefits and perquisites.

SUMMARY COMPENSATION TABLE
					Non-Equity
Name and Principal		Base	Stock	Option	Incentive Plan	All Other
Position	Year	Salary	Awards(2)	Awards(3)	Compensation(4)	Compensation(5)	Total
John D. Baker II(1)	2019	$200,000	—	—	$200,000	$56,778	$456,778
Chief Executive Officer	2018	$222,500	—	$100,000	$278,125	$9,090	$609,715
	2017	$177,906	—	$175,000	$122,375	$8,252	$483,533

David H. deVilliers, Jr.	2019	$356,372	—	—	$356,372	$32,514	$745,258
President	2018	$345,914	—	$100,000	$432,393	$19,472	$890,701
	2017	$335,839	—	$100,000	$251,879	$28,982	$716,700

David H. deVilliers III	2019	$240,000	$50,000	—	$168,000	$15,530	$473,530
Executive Vice President	2018	$221,055	—	$50,000	$329,607	$15,806	$616,468
	2017	$207,563	—	$30,000	$93,403	$16,034	$347,000

(1)	John D. Baker II was appointed as the Chief Executive Officer of the Company on March 13, 2017.

(2)

This column reflects stock grants to our executive officers under the Equity Incentive Plan. David H. deVilliers III was awarded a stock grant of 1,012 shares on September 12, 2019. The value was determined using the closing price of the Company’s common stock on the Nasdaq Global Select Market on the grant date, which was $49.40. The aggregate grant date fair value was computed in accordance with FASB Topic 718.

(3)

This column reflects stock options granted to our executive officers under the Equity Incentive Plan. All stock options vest ratably over 5 years, commencing on the first anniversary of the grant date, and have a term of 10 years. The value shown for all awards reflects the FASB ASC Topic 718 expense associated with the options using the Black-Scholes pricing model, estimating the fair market value of stock options using the assumptions set forth in the following table:

				Assumptions
				Risk-Free	Dividend		Expected
Name	Date of Grant(a)		Value	Interest Rate	Yield	Volatility	Life (Years)

John D. Baker II	12/5/2018		$100,000	2.83%	0	31.53%	5
	12/6/2017	(b)	$100,000	2.15%	0	34.32%	5
	3/13/2017	(b)	$75,000	2.43%	0	38.17%	7
David H. deVilliers, Jr.	12/5/2018		$100,000	2.83%	0	31.53%	5
	12/6/2017	(b)	$100,000	2.15%	0	34.32%	5

David H. deVilliers III	12/5/2018		$50,000	2.90%	0	33.95%	7
	12/6/2017	(b)	$30,000	2.28%	0	37.31%	7

(a)

Due to the Company’s fiscal year change in 2017: (i) stock options granted on December 5, 2018 were granted in connection with 2019 compensation, (ii) stock options granted on December 6, 2017 were granted in connection with 2018 compensation and (iii) stock options granted on December 7, 2016 and March 13, 2017 were granted in connection with 2017 compensation.

(b)	Stock options are fully vested as of May 21, 2018 due to acceleration upon the closing of a sale transaction constituting a “change in control” under the Equity Incentive Plan.

(4)	This column represents amounts paid under the Company’s management incentive compensation plan (the “MIC Plan”), and with respect to David H. deVilliers III, an additional executive incentive compensation agreement entered into in connection with a sale transaction effected May 21, 2018, under which agreement Mr. deVilliers was awarded $150,000 in fiscal year 2018 (with the remaining $179,607 of his 2018 award being awarded under the MIC Plan).

The MIC Plan provides officers an opportunity to earn an annual cash bonus for achieving specified performance based goals. Due to the Company’s fiscal year change in 2017, non-equity incentive awards for the periods reflected in this table were determined and awarded based on (i) the 12-month period beginning October 1, 2016 and ending September 30, 2017 (which award is reflected in 2017 compensation); (ii) the 15-month period beginning October 1, 2017 and ending December 31, 2018 (which award is reflected in 2018 compensation); and (iii) calendar year 2019 (each, an “MIC Period”). Individual awards are expressed as a percentage of each officer’s base salary and are determined by the achievement of individual performance goals, subject to any Company performance criteria set for the applicable period, all of which is set by the Compensation Committee on an annual basis. Each year, a portion of each named executive officer’s cash bonus is contingent upon a determination that the internal control over financial reporting for the company was effective during the applicable year.

For the 12-month MIC Period ending December 31, 2019, John D. Baker II and David H. deVilliers, Jr. were eligible to receive bonuses in an amount of up to 100% of their base salaries, and David H. deVilliers III was eligible to receive a bonus in an amount of up to 70% of his base salary, subject to the achievement by each of individual performance goals.

For the 15-month MIC Period ending December 31, 2018, John D. Baker II and David H. deVilliers, Jr. were eligible to receive bonuses in an amount of up to 125% of their base salaries, and David H. deVilliers III was eligible to receive a bonus in an amount of up to 81.25% of his base salary. Bonuses were contingent upon the Company’s achievement of (i) an operating profit target and (ii) a target for square feet leased during the period. Each target accounted for 50% of the bonus pool, but an achievement in excess of one target (up to 20%) could be applied to eliminate any corresponding deficit in meeting the other target. The maximum bonus pool was available upon the achievement of an operating profit of $15,088,300 and 759,239 square feet leased. The target operating profit and square feet leased were $14,552,409 and 588,477, respectively, which would have resulted in the achievement of 80% of the eligible bonus pool. The threshold operating profit and square feet leased were $13,205,700 and 465,000, respectively, which would have resulted in the achievement of 50% of the eligible bonus pool. Maximum bonuses were awarded for the 15-month MIC Period ending December 31, 2018 based on the partial performance of the Company during such MIC Period in light of the sale of the Company’s warehouse business on May 21, 2018.

For the 12-month MIC Period ending September 30, 2017, John D. Baker II, David H. deVilliers, Jr. and David H. deVilliers III were eligible to receive bonuses in amounts of up to 75%, 100% and 60% of their base salaries, respectively. Bonuses were contingent upon the Company’s achievement of (i) a budgeted net income of $5,991,811 and (ii) a target for square feet leased during the period. The achievement of the budgeted net income was required for the award of any bonuses under the MIC Plan, and the bonus pool was subject to be prorated based on square feet leased. The maximum bonus pool was available upon the achievement of 777,745 square feet leased. The target square feet leased was 577,745, which would have resulted in the achievement of 80% of the eligible bonus pool. The threshold square feet leased was 457,984, which would have resulted in the achievement of 5% of the eligible bonus pool.

(5)	The components of “All Other Compensation” are as follows:

Name	Period	401k Matching Contributions	Personal Use of Company Car	Medical(a)	Misc.(b)

John D. Baker II	2019	$8,400	—	$48,057	$321
	2018	$8,250	—	$115	$725
	2017	$7,662	—	$95	$495
David H. deVilliers, Jr.	2019	$8,400	$8,096	$14,799	$1,219
	2018	$8,250	$4,740	$5,263	$1,219
	2017	$8,100	$4,282	$15,381	$1,219
David H. deVilliers III	2019	$8,400	$6,950	—	$180
	2018	$8,250	$7,376	—	$180
	2017	$8,100	$7,772	—	$162

(a)	The amounts shown under this column represent benefits paid under our Medical Reimbursement Plan, under which we reimburse certain officers for personal medical expenses not covered by insurance.

(b)	The amounts shown under this column represent payment of country club and social club dues and purchase of tickets to sporting events on behalf of the named executive officers and other miscellaneous reimbursed expenses. These club memberships and tickets generally are maintained for business entertainment but may be used for personal use. The entire amount has been included, although we believe that only a portion of this cost represents a perquisite.

Outstanding Equity Awards at Fiscal Year-End

The table below sets forth information relating to stock options held by the named executive officers as of December 31, 2019.

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date

John D. Baker II	4,555	(2)	—	$37.550	03/12/2027
Chief Executive Officer	6,670	(2)	—	$44.50	12/05/2027
	1,327		5,308	$45.97	12/04/2028

David H. deVilliers, Jr.	12,415		—	$19.233	12/01/2020
President	14,100		—	$16.718	12/05/2021
	11,870		—	$19.686	12/05/2022
	7,120		—	$31.100	12/04/2023
	8,210		—	$26.967	12/03/2024
	5,632		1,408	$31.150	12/06/2025
	5,955	(2)	—	$39.000	12/06/2026
	6,670	(2)	—	$44.500	12/05/2027
	1,327		5,308	$45.97	12/04/2028

David H. deVilliers III	1,490	(2)	—	$39.000	12/06/2026
VP of Leasing, Acquisition & Development	1,575	(2)	—	$44.500	12/05/2027
	526		2,104	$45.97	12/04/2028

(1)	All stock options vest ratably over 5 years, commencing on the first anniversary of the grant date, and have a term of 10 years.

(2)	Stock options are fully vested as of May 21, 2018 due to acceleration upon the closing of a sale transaction constituting a “change in control” under the Equity Incentive Plan.

Deferred Compensation Plan Benefits

David H. deVilliers, Jr. is our only named executive officer who participates in the Company’s Management Security Plan (the “Management Security Plan”). Mr. deVilliers has met the requisite years of service requirement under the Management Security Plan and is entitled to the following benefits upon his retirement or death:

Triggering Event	Annual Benefit

Normal Retirement at age 65 or older	$247,200 during year 1 and $123,600 in subsequent years until his death.

Death of Participant after his Retirement	Continuation of annual benefit until the 15th anniversary of his retirement (or the earlier death of his designated beneficiary).

Death of Participant prior to his Retirement	$247,200 during year 1 and $123,600 in subsequent years until the later of (i) the 15th anniversary of his death or (ii) the date that he would have turned 65 (or in either case, the earlier death of his designated beneficiary).

Severance and Change of Control Agreements

On December 5, 2007, the Company entered into a change-in-control agreement with David H. deVilliers, Jr. The agreement is a “double trigger” agreement that will pay benefits to Mr. deVilliers, under certain circumstances, if he is terminated following a change-in-control of the Company or a sale of a particular business unit. Mr. deVilliers’ agreement provides that if he is terminated within 24 months following a change-in-control or a sale of his business unit other than for “cause” or if he resigns following such event for “good reason,” the benefits under his Management Security Plan shall become fully vested and the present value of such benefits shall be paid to him. In addition, Mr. deVilliers will become fully vested in his stock options and restricted stock.

For this purpose, cause is generally defined as (i) conviction for commission of a felony, (ii) willful misconduct or gross negligence or material violation of policy resulting in material harm to his employer, (iii) repeated and continued failure by the executive to carry out, in all material respects, the employer’s reasonable and lawful directions, or (iv) fraud, embezzlement, theft or material dishonesty. Good reason is generally defined as (i) a material reduction in compensation or benefits, (ii) a requirement that the executive relocate, or (iii) any material diminution in the executive’s duties, responsibilities, reporting obligations, title or authority.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be included in the Company’s proxy statement and form of proxy relating to the annual meeting of shareholders to be held in 2021 must be delivered in writing to the principal executive offices of the Company no later than November 30, 2020. The inclusion of any proposal will be subject to the applicable rules of the SEC.

Except for shareholder proposals to be included in the Company’s proxy materials, the deadline for nominations for directors submitted by a shareholder is forty days before the next annual meeting, and for other shareholder proposals is February 1, 2021. Proposals must be sent to the Secretary of the Company at our principal executive offices. Any notice from a shareholder nominating a person as director must include certain additional information as specified in our Articles of Incorporation.

The Company may solicit proxies in connection with next year’s annual meeting which confer discretionary authority to vote on any shareholder proposals of which the Company does not receive notice by February 1, 2021.

DELIVERY OF DOCUMENTS TO SHAREHOLDER SHARING AN ADDRESS

A number of brokers with account holders who are FRP shareholder will be “householding” FRP’s proxy materials. A single proxy statement will be delivered to multiple FRP shareholder sharing an address unless contrary instructions have been received from the affected shareholder. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker, direct your written request to FRP’s principal offices, Attention: Secretary, or contact FRP’s Secretary by telephone at (904) 858-9100 and we will promptly deliver such separate copy. FRP’s principal offices are located at 200 W. Forsyth Street, 7th Floor, Jacksonville, FL 32202. FRP shareholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, upon written or oral request to the address or telephone number set forth above, we will promptly deliver a separate copy of the proxy materials to any FRP shareholder at a shared address to which a single copy of the documents was delivered.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

FRP files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or (202) 942-8088 for further information regarding the public reference room. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding issuers, including FRP, who file electronically with the SEC. The reports and other information filed by us with the SEC are also available at our website. The address of the site is www.frpholdings.com. The web addresses of the SEC and FRP have been included as inactive textual references only. The information contained on those websites is specifically not incorporated by reference into this proxy statement.

In addition, the SEC allows us to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement, except for any information that is superseded by information included directly in this proxy statement or incorporated by reference subsequent to the date of this proxy statement as described below.

This proxy statement incorporates by reference the documents listed below that we have previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules). They contain important information about FRP and its financial condition.

●	Our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 13, 2020.

To the extent that any information contained in any report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC by FRP, such information or exhibit is specifically not incorporated by reference.

In addition, FRP incorporates by reference any future filings it may make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the annual meeting (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this proxy statement, effective as of the date they are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

You can obtain any of the other documents of FRP listed above from the SEC, through the SEC’s website at the address described above, or from us directly by requesting them in writing or by telephone at the following addresses and telephone number:

FRP Holdings, Inc.
200 W. Forsyth Street, 7th Floor,
Jacksonville, Florida 32202
Attn: Corporate Secretary
(904) 858-9100

If you are an FRP shareholder and would like to request documents, please do so by 5:00 p.m. Eastern Time on April 24, 2020 to receive them before the annual meeting.

These documents are available from FRP, without charge, excluding any exhibits to them, unless the exhibit is specifically listed as an exhibit to the registration statement of which this proxy statement forms a part. You can also find information about FRP at its website at www.frpholdings.com. Information contained on this website is specifically not incorporated by reference into this proxy statement.

This document is a proxy statement of FRP for the annual meeting. We have not authorized anyone to give any information or make any representation about FRP that is different from, or in addition to, the information or representations contained in this proxy statement or in any of the materials that we have incorporated by reference into this proxy statement. Therefore, if anyone does give you information or representations of this sort, you should not rely on it or them. This proxy statement is dated March 29, 2019. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, unless the information specifically indicates that another date applies, and the mailing of this proxy statement to our shareholders does not create any implication to the contrary.

TRANSACTION OF OTHER BUSINESS

The FRP Board knows of no other business to be presented for FRP shareholder action at the annual meeting. However, if other matters do properly come before the annual meeting or any adjournment or postponements thereof, the FRP Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgement.

By Order of the Board of Directors,

John D. Milton, Jr.

Executive Vice President, Chief Financial Officer and Secretary

Jacksonville, Florida

March 13, 2020

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. THANK YOU FOR YOUR ATTENTION IN THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

ANNUAL MEETING OF STOCKHOLDERS OF

FRP HOLDINGS, INC.

May 6, 2020

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.frpholdings.com

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

20630300000000000000 0	050620

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES UNDER PROPOSAL 1, AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of the six director nominees listed below for a one-year term (the “Director Election Proposal”) (the Board recommends a vote “FOR” each nominee)

☐		NOMINEES:
	FOR ALL NOMINEES	John D. Baker II
Charles E. Commander III
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	H. W. Shad III
Martin E. Stein, Jr.
William H. Walton III
☐	FOR ALL EXCEPT (See instructions below)	Margaret B. Wetherbee

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.

Ratification of the audit committee’s selection of FRP’s independent registered public accounting firm, Hancock Askew & Co., LLP (the “Auditor Proposal”) (The Board recommends a vote “FOR” this proposal).

		☐	☐	☐

3.	Approval of, on an advisory basis, the compensation of FRP’s named executive officers (the “Compensation Proposal”) (The Board recommends a vote “FOR” this proposal).	☐	☐	☐

NOTE:	The proxies are authorized to vote in their discretion on such other business as may properly come before the meeting or any adjournments thereof.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

☐

FRP HOLDINGS, INC.

PROXY SOLICITED BY BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS CALLED FOR MAY 6, 2020.

The undersigned hereby appoints John D. Baker II and John D. Milton, Jr. the attorneys, agents and proxies of the undersigned with full power of substitution to vote all the shares of common stock of FRP Holdings, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held in the Ortega Room, on the 34th floor of the Wells Fargo Building, One Independent Drive, Jacksonville, Florida on May 6, 2020, at 11 o’clock in the morning, local time, and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present.

Shares represented by properly executed and returned proxies will be voted at the meeting in accordance with the undersigned’s directions or, if no directions are indicated, will be voted for all director nominees under the Director Election Proposal, for the Auditor Proposal and for the Compensation Proposal, and if any other matters properly come before the meeting, in accordance with the best judgment of the persons designated as proxies.

The undersigned hereby revokes any proxy heretofore given with respect to the shares owned by the undersigned, acknowledges receipt of the Notice and the Proxy Statement for the meeting accompanying this proxy, each dated March 13, 2020, and authorizes and confirms all that the appointed proxies or their substitutes, or any of them, may do by virtue hereof.

(Continued and to be signed on the reverse side.)

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